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                                                                    EXHIBIT 10.3

                                   L E A S E


THE STATE OF TEXAS         )
                           )     KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY  OF  JEFFERSON      )

         THIS LEASE is made and entered into this 13th day of August, 1997, by and among BEAUMONT FRANKLIN STREET PROPERTIES, L.L.C., a Texas limited liability company, NECHES STREET PROPERTIES, L.L.C., a Texas limited liability company (hereinafter collectively referred to as "LANDLORD"), and EXELL, INC., a Texas corporation (hereinafter referred to as "TENANT").

         1. Demised Premises. Upon the conditions, limitations, covenants and agreements set forth below, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain improvements situated on real property located within the City of Beaumont, Jefferson County, Texas (the "LEASED PROPERTY"), such real property being more particularly described on Exhibit A attached hereto and made a part hereof.

         2. Term. The term of this Lease shall be for a period (the "LEASE TERM"), commencing on the 13 day of August, 1997, and terminating at midnight on the day of the sale of the Leased Property by Landlord pursuant to the terms of that certain Purchase and Sale Agreement dated effective May 14, 1997 (the "PURCHASE AGREEMENT"), by and between Babel, Miller & Blackwell Partnership, as Seller, and ITEQ, Inc., as Purchaser, as assigned and amended by that First Amendment to Purchase and Sale Agreement dated of even date herewith by and among Babel, Miller & Blackwell Partnership, Landlord and ITEQ, Inc., or in any event, no later than ninety-nine (99) years from the date hereof.

         3.      Rent.

                 a. Tenant shall pay to Landlord, as the rent (the "RENT") during the (i) first three (3) years of the Lease Term, the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) per annum, payable in twelve monthly installments of TWELVE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($12,500.00); (ii) next seven (years) of the Lease Term, the sum of TWO HUNDRED FORTY THOUSAND AND NO/100 ($240,000.00) per annum, payable in twelve monthly installments of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00); and (iii) remainder of the Lease Term, at the beginning of each successive year of the Lease Term, Landlord may increase the rent by the amount necessary to maintain the monthly Rent at an amount which would have had the same purchasing power as $20,000.00 at the beginning of year ten (10) of the Lease Term according to the U.S. Consumer Price Index for all Urban Consumers applicable to Beaumont, Texas. Such Rent shall be payable on or before the first day of each month of the Lease Term; provided, however, that if the term of this Lease commences or ends on a
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         day other than the first day of the calendar month, then Tenant shall pay a pro rata portion of the monthly Rent for such partial month.

                 b. Landlord acknowledges and agrees that it is a party to the Purchase Agreement, as amended, Landlord has agreed to sell and ITEQ, Inc. has agreed to buy the Leased Property subject to certain
         conditions contained in the Purchase Agreement.   Pursuant to the
         Purchase Agreement, the Landlord has agreed to cure certain title matters as disclosed in Schedule C of the title commitments issued by Stewart Title Company under File No. 97076934, dated effective April
         21, 1997 (the "TITLE MATTERS").   Pursuant to title commitments issued
         by Commonwealth Land Title Insurance Company through Beaumont Title Company under File Nos. 9B21679A and 9B21679B, issued August 11, 1997 with an effective date of July 27, 1997 (the "NEW TITLE COMMITMENTS"), Commonwealth Land Title Insurance Company is willing to insure that Landlord owns the Leased Property in fee simple without taking exception to the Title Matters. Provided that Commonwealth Land Title Insurance Company is willing to issue an owner's title policy which does not take exception to the Title Matters at the time of the closing of the Purchase Agreement, such Title Matters will be deemed cured.

                 c. Certain environmental matters (the "ENVIRONMENTAL MATTERS") are disclosed in reports prepared by Dames & Moore entitled "Final Report, Phase I Environmental Site Assessment, Limited Environmental Compliance Review, Excell Manufacturing Facility, 1110 Neches Street, Beaumont, Texas for ITEQ, Inc." dated April 30, 1997, and "Dames & Moore Group Limited Phase II Investigation, Excell, Inc. Facilities, Beaumont, Texas" dated July 14, 1997 (collectively, "DAMES & MOORE REPORTS"). As part of the consideration for the Lease, Tenant has agreed to remediate, at its sole cost and expense, the Environmental Matters under the Voluntary Cleanup Program provided for in Texas Health and Safety Code, Sections 361.601 et. seq., as same may be amended from time to time and the regulations promulgated thereunder ("VCP"), pursuant to the following terms and conditions:

                          i. Tenant shall submit to the Texas Natural Resource Conservation Commission (the "TNRCC") an application to participate in the VCP to remediate the Environmental Matters of concern on the Leased Property, and upon approval by TNRCC shall execute and submit a VCP Agreement to TNRCC regarding remediation related to the Leased Property.

                          ii. Unless other requirements are imposed by the TNRCC or another governmental agency, clean up shall be in accord with TNRCC's Risk Reduction Standard No. 3 for industrial use of the Leased Property.

                          iii. At the sole cost and expense of Tenant, Landlord agrees to cooperate fully in all matters necessary to enable Tenant (A) to perform fully under the VCP Agreement,
                 (B) to meet obligations imposed by the TNRCC or any other governmental agency relating to remediation of the Leased Property, and (C) to obtain a TNRCC VCP Certificate of Completion for the Leased Property.





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                          iv.     Tenant shall complete the remediation in a
                 timely manner in accordance with the VCP Agreement or other applicable government requirements (herein, the "WORK"). Tenant shall select qualified consultants and contractors as necessary to perform the Work.

                          v. Tenant shall provide to Landlord a copy of all work plans and reports related to the Work submitted to the TNRCC or any other governmental agency and a copy of material correspondence from the TNRCC or any other governmental agency relating to the Work.

                          vi. Upon receipt, Tenant shall promptly file a TNRCC VCP Certificate of Completion in the Official Public Records of Jefferson County, Texas, and the remediation shall be deemed complete at the time of filing.

                          vii.    LANDLORD, ITS AFFILIATES, DIRECTORS,
                 OFFICERS, PARTNERS, LEGAL REPRESENTATIVES, INSURERS, AGENTS, SUCCESSORS AND ASSIGNS HEREBY RELEASE AND DISCHARGE AND COVENANT NOT TO SUE TENANT, ITS PARENT, AFFILIATES, PARTNERS, INSURERS, LEGAL REPRESENTATIVES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, SUCCESSORS OR ASSIGNS FROM OR FOR ANY AND ALL CLAIMS, ACTIONS, DEMANDS, CROSS-ACTIONS, CAUSES OF ACTION, LOSSES, FEES, COSTS AND EXPENSES, INCLUDING LEGAL FEES AND EXPENSES, OF WHATSOEVER NATURE, AS WELL AS ANY OTHER KIND OR CHARACTER OF ACTION, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT, PAST, PRESENT OR FUTURE, ARISING OR RELATING DIRECTLY OR INDIRECTLY TO OR OUT OF OR IN CONNECTION WITH TENANT'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS PARAGRAPH 3(c), WHETHER BASED UPON TORT, USURY, VIOLATION OF LAW, BREACH OF ANY FAIR DEALING OR GOOD FAITH, BREACH OF CONFIDENCE, BREACH OF FIDUCIARY DUTY, BREACH OF ANY OTHER DUTY, BREACH OF ANY STATUTORY RIGHT, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DURESS, DECEPTIVE TRADE PRACTICES, CONSPIRACY OR ANY OTHER CAUSE OF ACTION OR BASED UPON ANY OTHER THEORY; PROVIDED THAT LANDLORD'S RELEASE OF TENANT SHALL NOT APPLY TO ANY CLAIM, LIABILITY OR CAUSE OF ACTION ARISING OUT OF TENANT'S FAILURE TO REMEDIATE THE LEASED PROPERTY AS HEREIN SET FORTH, AND PROVIDED FURTHER THAT TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS AFFILIATES, MANAGERS, OFFICERS, LEGAL REPRESENTATIVES, SUCCESSORS, ASSIGNS AND PREDECESSORS IN





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                 TITLE NAMED AS ORIGINAL SELLERS IN THE PURCHASE AGREEMENT,
                 AGAINST AND IN RESPECT OF ANY AND ALL CLAIMS, LIABILITY OR CAUSES OF ACTION WHICH ARISE, RESULT FROM OR RELATE TO TENANT'S REMEDIATION OF THE PROPERTY. THIS PARAGRAPH 3(c)(vii) SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE.

                          viii. With the exception of liability insurance coverage for third party claims against Landlord, Landlord hereby assigns and grants to Tenant any and all right, title and interest Landlord may have in any claim for (A) insurance coverage, or (B) damages, cost recovery or contribution from or against any other person or entity that may be responsible under any statute or common law for contamination of the Leased Property or costs relating to investigation or remediation thereof. Landlord shall cooperate fully with Tenant in any effort by Tenant to pursue any such assigned claims. This Paragraph 3(c)(viii) shall survive the termination or expiration of this Lease.

         4. Use of Leased Property. The Leased Property is to be used and occupied by Tenant for general office, warehouse and manufacturing purposes.

         5. Governmental Compliance. Tenant shall at all times during the term of the Lease comply with all governmental rules, regulations, ordinances, statutes and laws, and shall obtain and maintain all required licenses, permits and approvals.

         6. Utilities. Tenant shall be responsible for all usage charges for utilities, including water, gas, heat, electricity, power, garbage service, air conditioning, telephone service, water, sewer service charges and sewer rentals charged or attributable to the Leased Property, and all other services
or utilities used in, upon or about the Leased Property by Tenant.   The Tenant
shall also be liable for any such charge which is incurred during the Lease Term, but which does not become due and payable until after the expiration or earlier termination of this Lease. Tenant shall not permit any liens to be filed against the Leased Property by any governmental entity for nonpayment of utilities.

         7. Taxes. Tenant shall be liable for and shall pay before delinquency all ad valorem taxes, fees, impositions, and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against the Leased Property. Tenant also agrees to pay all taxes, fees, impositions and assessments levied or assessed against the equipment and personal property belonging to Tenant and located on the Leased Property.

         8. Maintenance. Tenant, at its sole cost, shall maintain and repair the entirety of the Leased Property. Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably quit and surrender the Leased Property in its current condition, excepting ordinary wear and tear and casualty or condemnation damage.





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         9.      Alterations and Improvements. Tenant may make alterations and improvements to the Leased Property; provided, however, Tenant may not remove or demolish existing improvements and fences without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. No mechanic's, materialmen's or similar liens shall be allowed on the Leased Property and same shall be immediately removed by Tenant.

         10.     Insurance.

                 a. Landlord shall, at its sole expense, procure and maintain throughout the Lease Term, for the protection of Landlord, policies of insurance written by insurance companies rated "A" or better, and a financial rating of not less than Class "X" by A.M. Best Company Inc. and otherwise acceptable to Landlord, which afford the following coverages:

                          i. Commercial general liability insurance in amounts of not less than $2,000,000.00 each occurrence limited, $2,000,000.00 general aggregate limit, and $2,000,000.00 personal injury and aggregate injury limit or such other amounts as prudent business judgment may from time to time require, covering bodily injury and property damage liability, and including owned and non-owned vehicle coverage and contractual liability coverage, insuring Landlord, against any and all liability to the extent obtainable for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the ownership and maintenance of the Leased Premises, during the policy period, regardless of when the claim is made; and

                          ii. Such other insurance as Landlord may, in its sole discretion, deem advisable, including, without limitation, rental loss insurance.

                 b. Tenant shall, at its sole expense, procure and maintain throughout the Lease Term for the protection of Tenant and Landlord, as their interests may appear, policies of insurance written by insurance companies rated "A" or better, and a financial rating of not less than Class "X" by A.M. Best Company Inc. and otherwise acceptable to Landlord, which afford the following coverages:

                          i. A policy of standard fire and standard extended coverage insurance covering the improvements on the Leased Property, in such amount as Tenant shall deem advisable, but not less than $1,500,000.00 and naming Landlord and Tenant as loss payee;

                          ii.     Worker's compensation - statutory limits;

                          iii. Employer's liability in amounts not less than $250,000.00 each accident for bodily injury by accident; $250,000.00 policy limit each employee for bodily injury by disease;





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                          iv.     Property insurance insuring Tenant's
                 fixtures, equipment, tenant improvements and personalty against direct risk of loss, broad form coverage;

                          v. Commercial general liability insurance in amounts of not less than $2,000,000.00 each occurrence limited, $2,000,000.00 general aggregate limit, $2,000,000.00 products/completed operations aggregate limit, and $2,000,000.00 personal injury and advertising injury limit, covering bodily injury and property damage liability, and including owned and non-owned vehicle coverage and contractual liability coverage, insuring Tenant against any and all liability to the extent obtainable for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the use, operation and occupancy of the Leased Premises, during the policy period, regardless of when the claim is made.

                 c. Tenant shall furnish to Landlord, concurrent with the execution of this Lease, certificates of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder. Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation or material change of any such insurance. Tenant shall deliver renewal certificates at least thirty (30) days prior to the expiration of each policy. Tenant agrees that if it does not keep this insurance in full force and effect, Landlord may notify Tenant of this failure, and if Tenant does not deliver to Landlord certificates showing all such insurance to be in full force and effect within thirty (30) days after such notice, Landlord may, at its option, but with no obligation to do so, take out and/or pay the premiums on the insurance needed to fulfill Tenant's obligations under the provisions of this article. Upon demand from Landlord, Tenant shall reimburse Landlord the full amount of any insurance premiums paid by Landlord, with interest at the rate of ten percent (10%) per annum from the date of Landlord's demand until reimbursement by Tenant. Landlord makes no representation that the minimum limits of liability specified to be carried by Tenant are adequate to protect Tenant. Tenant shall provide any such additional coverage as Tenant deems adequate.

                 d. The parties desire to avoid liability to each other's insurers. Thus, Landlord and Tenant each for itself and for any person or entity claiming through it (including any insurance company claiming by way of subrogation), hereby waives any and every claim which arises or may arise in its favor against the other party hereto and the other party's officers, directors and employees for any and all loss of or damage to property, to the extent (but only to the extent) that the waiving party who suffers such loss or damage is actually compensated by insurance or would be compensated by the insurance policies contemplated herein if such policies were maintained as required hereby. Each party agrees to have such insurance policies properly endorsed so as to make them valid notwithstanding this waiver, if such endorsement is required to prevent a loss of insurance.





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         11.     Casualty Damage.

                 a. If the Leased Property shall be damaged by fire or other casualty, Landlord shall repair the same with reasonable dispatch, due allowance being made for any delay resulting from a cause beyond Landlord's reasonable control; provided, however, that Landlord shall not be required to repair or replace any of Tenant's leasehold improvements, trade fixtures, equipment or personalty, and provided further that Landlord's obligations to repair the Leased Property shall be limited to the aggregate amount of insurance proceeds which are received by it pursuant to Paragraph 10(b)(i) hereof.

                 b. Landlord shall use its best efforts to effect such repairs and reconstruction in such a manner as to not unreasonably interfere with Tenant's occupancy. No damages, compensation or claims shall be payable by Landlord for any inconvenience, loss of business or annoyance arising from any such repair and reconstruction. After the occurrence of such fire or other casualty damage and during the period of repair and reconstruction, Tenant shall be entitled to an abatement or reduction of Rent based on the percentage of the Leased Property that is unusable by Tenant.

         12. Condemnation. If the Leased Property or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first and the Rent shall be reduced proportionately. Tenant shall have the right to claim directly from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant's business, fixtures, and leasehold improvements, to the extent such improvements were made by Tenant, if such claim can be made separate and apart from any award to Landlord. Landlord shall repair any damage to the structure of the Leased Property caused by such Condemnation except to the extent Tenant has been reimbursed therefor by the condemning authority.

         13. Default by Tenant. Each of the following shall constitute a "DEFAULT" by Tenant:

                 a. The failure of Tenant to pay the Rent, any part thereof or other sum or charge when due, which failure continues for five (5) days after written notice thereof from Landlord to Tenant; or

                 b. Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for twenty (20) days after written notice thereof from Landlord to Tenant; or

                 c. If Tenant shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the Bankruptcy Code, or if such a petition be filed by creditors of Tenant or if Tenant shall seek





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         a judicial readjustment of the rights of its creditors under any present or future federal or state law.

         14. Landlord's Remedies. In the event of default as designated in this Lease, Landlord, as its exclusive remedy, may exercise its rights of forcible entry and detainer as allowed by Texas law, and sue only for unpaid Rent and other amounts or charges due Landlord hereunder through the date of default if the Leased Property is tenantable. Landlord may sue for unpaid Rent and other amounts or charges due Landlord through the date of the default and for any damage to the Leased Property if the Leased Property is untenantable. Provided, however, Tenant shall not be liable to Landlord for consequential or punitive damages, and Landlord's damages shall be limited to actual damages and reasonable attorneys' fees directly attributable to Tenant's default under this Lease. Notwithstanding the foregoing, to the extent allowed by law, Landlord shall have the right to compel specific performance of Tenant's obligations under Paragraph 3(c)(vii) and of Guarantor's obligations under Paragraph 35 hereof.

         15. Quiet Possession. Tenant, upon paying the amounts provided for herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Leased Property during the Lease Term without any disturbance from Landlord or from any other person.

         16. Default by Landlord. If Landlord shall fail or refuse to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, Tenant shall provide Landlord written notice of such default and a twenty (20) day period to cure such default, prior to Tenant exercising any of Tenant's remedies under Texas law. In addition to all other remedies available to Tenant at law or in equity, if Landlord fails to cure its default, Tenant may, at its sole option, terminate its obligations under Paragraph 3(c)(vii) of this Lease.

         17. Assignment and Subletting. Tenant may assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Leased Property, only with the prior written consent of Landlord, but is otherwise not assignable or delegable by any party, and no such assignment shall release Tenant or Guarantor from their respective obligations under Paragraph 3(a) and Paragraph 35 of this Lease; provided, however, Tenant may assign or sublet the Leased Premises to its subsidiaries or affiliates without the prior consent of Landlord. Any attempted assignment of this Lease or delegation of duties hereunder, except as expressly allowed herein, is void.

         18. Entry by Landlord. Landlord and/or Landlord's agents shall have the right to enter the Leased Property upon reasonable notice to Tenant (such notice may be oral, but no notice shall be required in the case of any emergency) for any purpose which Landlord may reasonably deem necessary for the operation, maintenance and/or repair (without implying any obligation of Landlord to repair unless expressly provided herein) of the Leased Property.

         19. Holdover. If Tenant shall remain in possession of the Leased Property after the expiration or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will,





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terminable at any time, and shall pay Rent at one hundred and fifty percent
(150%) the rate of the Rent prevailing on the date of such termination or expiration, but otherwise shall be subject to all of the terms and obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant.

         20. Attorneys' Fees and Other Expenses. In the event either party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the non-defaulting party all reasonable expenses incurred by such party in enforcing any of its remedies for such default, and if the non-defaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the non-defaulting party's reasonable attorneys' fees in connection therewith.

         21. No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

         22. Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant. Tenant shall deliver, within thirty
(30) days after execution and delivery of this Lease, satisfactory evidence of such authority to Landlord. Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord. Landlord represents and warrants that it is the owner, in fee simple, of the Leased Property and has the right to enter into this Lease and no other party has any claim to or lien on the Leased Property.

         23. Notice. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand be served by registered or certified mail in the manner provided, service shall be conclusively deemed given five (5) days after mailing or upon receipt, whichever is sooner. Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.





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         If to Landlord to:         Beaumont Franklin Street Properties, L.L.C.
                                    Neches Street Properties, L.L.C.
                                    P.O. Box 3726
                                    Beaumont, Texas 77704
                                    Attn: Mr. William R. Miller
                                    (409) 838-3400
                                    FAX: (409) 833-4731

         with a copy to:            Orgain, Bell & Tucker, L.L.P.
                                    470 Orleans Street
                                    Beaumont, Texas 77701
                                    Attn: John Creighton, III, Esquire
                                    (409)838-6412
                                    FAX: (409)838-6959

         If to Tenant:              Exell, Inc.
                                    c/o ITEQ, Inc.
                                    2727 Allen Parkway, Suite 760
                                    Houston, Texas 77019
                                    Attn: Mr. Lawrance W. McAfee
                                    (713) 285-2700
                                    FAX: (713) 520-8228

         with a copy to:            Porter & Hedges, L.L.P.
                                    700 Louisiana, 35th Floor
                                    Houston, Texas 77002
                                    Attn: Richard L. Wynne, Esquire
                                    (713)226-0647
                                    FAX: (713)228-1331

         The parties shall have the right from time to time to change their respective addresses by giving written notice to the other party in the manner set forth in this paragraph.

         24. Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof. Landlord warrants that it has had no dealings with any broker or agent in connection with this Lease, and covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

         25. Rights of Parties. Nothing in this Lease, whether express or implied, with the exception of the release in Paragraph 3(c)(vii), is intended to confer any rights or remedies under





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
or by reason of this Lease on any persons other than the parties hereto and their respective successors and permitted assigns, nor shall any provision give any third persons any right of subrogation or action over against any party to this Lease. Without limiting the generality of the foregoing, it is expressly understood that this Lease does not create any third-party beneficiary rights.

         26. Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

         27. Governing Law. The laws of the State of Texas shall govern the validity, construction, performance and effect of this Lease.

         28. Binding Effect. The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the legal representatives, successors and assigns of Landlord and Tenant, respectively.

         29. Severability. If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         30. No Waiver. No waiver of any breach of the covenants, warranties, agreements, provisions or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition of any subsequent breach thereof.

         31. Time of the Essence. Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

         32. Recording. A memorandum of this Lease may be recorded or filed for record in any public records or governmental office by Tenant.

         33. Entire Agreement. This Lease, together with the Purchase Agreement, contains the entire agreement between the parties and cannot be changed or terminated orally. This Lease supersedes and cancels any and all previous statements, negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease.

         34. Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument; provided, however, this Lease shall not be effective until a counterpart has been signed by each party to be bound hereby.

         35. Guarantee. By its joinder in execution hereof, ITEQ, Inc. ("GUARANTOR") hereby guarantees Tenant's payment and performance obligations under Paragraphs 3(a) and 3(c) of this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                  LANDLORD:


                                  BEAUMONT FRANKLIN STREET PROPERTIES, L.L.C.



                                  By: /s/ DEE ARNOLD BLACKWELL
                                     ------------------------------------------
                                  Name:   Dee Arnold Blackwell
                                       ----------------------------------------
                                  Title:  Managing Member
                                        ---------------------------------------

                                  NECHES STREET PROPERTIES, L.L.C.



                                  By: /s/ DEE ARNOLD BLACKWELL
                                     ------------------------------------------
                                  Name:   Dee Arnold Blackwell
                                       ----------------------------------------
                                  Title:  Managing Member
                                        ---------------------------------------

                                  TENANT:

                                  EXELL, INC.



                                  By: /s/ LAWRANCE W. McAFEE
                                     ------------------------------------------
                                  Name:   Lawrance W. McAfee
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------

GUARANTOR:

ITEQ, INC.



By: /s/ LAWRANCE W. McAFEE
   -------------------------------
      Lawrance W. McAfee
      Executive Vice President and
      Chief Financial Officer





                                      -12-